UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): November 10, 2010

GOLD BAG, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Suite 1430
Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: 949-475-9086

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

Gold Bag, Inc. (the “Company” or “GBGI”) previously announced that it signed a definitive agreement to acquire Fairfields Gold S.A. de CV (“Fairfields”).  On December 31, 2010, the Company, through its wholly-owned subsidiary, Focus Gold Mexico Corporation, a Delaware corporation, completed its purchase of Fairfields.  The Company issued 13,500,000 shares of common stock to the three owners of Fairfields.  In order to accelerate the closing date to December 31, 2010, the Company and Fairfields entered an Amending Agreement dated December 13, 2010.  The Amending Agreement is included as Exhibit There was no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates.  The persons who received securities have such knowledge in business and financial matters that he/she/it is capable of evaluating the merits and risks of the transaction.  This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.  As of January 26, 2011, the Company had 53,965,010 shares of common stock issued and outstanding.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

During December 2010, the Company added three persons to its board of directors.  Set forth below are the names, ages and business experience of the three additional directors.  At present, the Company does not have a specific understanding concerning fees to be paid to its directors for services in calendar year 2011.  It is likely that the Board will approve a Stock Option Plan for officers, directors, and advisors in the coming months.  Moreover, the Company’s agreements with its CEO, Grant R. White and Secretary, Richard O. Weed expired December 31, 2010, and will likely be extended in the coming months.

Larry Segerstrom, age 56, is a seasoned international manager with 30 years of business, operational and technical experience in mining.  Mr. Segerstrom holds a B.Sc. (Geology) from Colorado State University, 1978; M.Sc. (Geology) from the University of Arizona, 1986; and a M.B.A. (International Management) from Thunderbird School of Global Management, 2005.  Mr. Segerstrom served as the Chief Operating Officer of Paramount Gold Corp. from 2006 until September 2010.  Prior to that, he worked for Freeport MacMoRan in Indonesia.  Mr. Segerstrom has had a geology consulting business since 2006, Segerstrom Consulting, LLC.

Dorian Nichol, age 54.  Mr. Nicol is currently President and CEO of Tournigan Energy Ltd., a TSXV listed exploration and mining Company. Mr. Nicol has over 30 years of international experience in mineral exploration and mining. His past positions include Executive V.P. - Exploration with Yukon-Nevada Gold, President and CEO of Queenstake Resources, Latin America Manager for Canyon Resources, V.P. Exploration for Castle Exploration with programs in Central America and Africa, and exploration positions with Exxon Minerals and Renisson Gold Fields in Papua New Guinea. Among other achievements, his programs have led to the addition of over 1.5 million ounces of gold at Jerritt Canyon, Nevada, including the discovery of a new mine at Starvation Canyon. He is a member of the American Institute of Professional Geologists and a Fellow of the Society of Economic Geologists. He has a B. Sc. in geology from M.I.T. and a Master's Degree in Geology from Indiana University, and is fluent in five languages.

Eduardo Zayas, age 38.  Mr. Zayas has over 15 years of experience in the financial services industry in Mexico, in private banking he has successfully managed hundreds of millions of dollars of Mexican clients.  Mr. Zayas has been involved in several mining due diligences for the last two years, and he is currently President and Chairman of the Board of Fairfields Gold S.A. de C.V. a Mexican mining company. Mr. Zayas earned in 1995, with honors, a Bachelor in Business from the Instituto Tecnológico y de Estudios Superiores de Monterrey (ITESM).

Item 8.01                      Other Events

The Company’s board approved a proposal to change the Company’s corporate name from Gold Bag, Inc. to Focus Gold Corporation.  The name change remains subject to shareholder and regulatory approvals.

Item 9.01.                      Financial Statements and Exhibits

Exhibit No.	Description

10.6
Amending Agreement dated December 13, 2010 concerning Fairfields Gold S.A. de CV (previously filed as Exhibit 10.6 to Form 10-Q for period ended November 30, 2010 – SEC Accession Number 0001019687-11-000212)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gold Bag, Inc.

Dated: January 26, 2010	By:	/s/ Grant R. White
Grant R. White
Chief Executive Officer